                                                                     Exhibit 3.1
                              CERTIFICATE OF MERGER

                                       OF

                             KCLC ACQUISITION CORP.

                                      INTO

                        KINDERCARE LEARNING CENTERS, INC.

                            UNDER SECTION 251 OF THE
                             GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE

            Pursuant to Section 251(c) of the General Corporation Law of the State of Delaware, KinderCare Learning Centers, Inc., a Delaware corporation (the "Corporation"), hereby certifies the following information relating to the merger of KCLC Acquisition Corp., a Delaware corporation ("Newco"), with and into the Corporation (the "Merger"):

            FIRST: The names of the constituent corporations in the Merger (the "Constituent Corporations") and their states of incorporation are as follows:

            Name                                      State
            ----                                      -----
      KinderCare Learning Centers, Inc.               Delaware
      KCLC Acquisition Corp.                          Delaware

            SECOND: The Agreement and Plan of Merger, dated as of October 3, 1996 and as amended as of December 27, 1996 (the "Merger Agreement") between Newco and the Corporation, setting forth the terms and conditions of the Merger, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the provisions of


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                                                                               2


Section 251 of the General Corporation Law of the State of Delaware.

            THIRD: The surviving corporation in the Merger is the Corporation (the "Surviving Corporation").

            FOURTH: The certificate of incorporation of the Surviving Corporation shall be amended in its entirety to read as follows:

            "FIRST: The name of the Corporation is KinderCare Learning Centers, Inc.

            SECOND: The registered office and registered agent of the Corporation is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

            THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

            FOURTH: The total number of shares of stock that the Corporation is authorized to issue is 20,000,000 shares of Common Stock, par value $.01 each and 10,000,000 shares of preferred stock, par value $.01 each (hereinafter referred to as "Preferred Stock"). The Preferred Stock may be issued from time to time in one or more series with such distinctive designations as may be stated in the resolution or resolutions providing for the issue of a duly authorized committee thereof. The resolution or resolutions providing for the issue of shares of a particular series shall fix, subject to applicable laws and the provisions of this ARTICLE FOURTH, for each such series the number of shares constituting such series and the designations and powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors or a duly authorized committee thereof under the Delaware General Corporation Law. The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof


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                                                                               3


            then outstanding) by the affirmative vote of the holders of a majority of the Common Stock of the Corporation irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law or any corresponding provision hereinafter enacted.

            FIFTH: The Board of Directors of the Corporation, acting by majority vote, may alter, amend or repeal the By-Laws of the Corporation.

            SIXTH: Except as otherwise provided by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

            SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director, except for liability as a director (A) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (C) under Section 174 of the Delaware General Corporation Law; or (D) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after this Certificate of Incorporation becomes effective to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation law, as so amended.

            EIGHTH: Indemnification.

            8.1 Certain Definitions. As used in this Article, the term:

                  (a) "Corporation" includes any domestic or foreign predecessor entity of this Corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

                  (b) "Change in Control" shall have occurred if, during any period of two consecutive years,


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                                                                               4


                        individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof, unless the election of each new director was approved in advance by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period.

                  (c) "Director" means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

                  (d)   "Expenses" includes attorneys' fees.

                  (e) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

                  (f) "Officer" means an individual who is or was an officer of the Corporation or an individual who, while an officer of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. An officer is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Officer" includes, unless the context


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                                                                               5


                        requires otherwise, the estate or personal representative of an officer.

                  (g) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

                  (h) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

                  (i) "Reviewing Party" shall mean the person or persons making the entitlement determination pursuant to Section
                        8.4 of this Article, and shall not include a court making any determination under this Article or otherwise.

            Section 8.2 Basic Indemnification Arrangement.

                  (a) Except as provided in subsections 8.2(d), 8.2(e) and 8.2(f) below, the Corporation shall indemnify an individual who is made a party to a proceeding because he is or was a director or officer against liability incurred by him in the proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

                  (b) A person's conduct with respect to an employee benefit plan for a purpose he believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection 8.2(a).

                  (c) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, be determinative that the proposed indemnitee did not meet the standard of conduct set forth in subsection 8.2(a).

                  (d)   The Corporation shall not indemnify a person under this
                        Article in connection with a proceeding by or in the right of the Corporation in which such person was adjudged liable to the Corporation, unless, and then


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                                                                               6


                        only to the extent that, the Reviewing Party, or a court of competent jurisdiction acting pursuant to Section 8.5 of this Article, determines that, in view of the circumstances of the case, the indemnitee is fairly and reasonably entitled to indemnification.

                  (e) Indemnification permitted under this Article in connection with a proceeding by or in the right of the Corporation shall include reasonable expenses, penalties, fines (including an excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement (provided that such settlement and the amounts paid in connection therewith are not unreasonable, as determined by the Reviewing Party responsible for making the determination that indemnification is permissible as described in Section 8.4(b) below) in connection with the proceeding, but, unless ordered by a court, shall not include judgments.

                  (f) Notwithstanding any other provision of this Article, no person shall be entitled to indemnification or advancement of expenses hereunder with respect to any proceeding or claim brought or made by him against the Corporation, other than a proceeding or claim seeking or defending such person's right to indemnification or advancement of expense pursuant to Section 8.5 hereof or otherwise.

                  (g) If any person is entitled under any provision of this Article to indemnification by the Corporation for some portion of liability incurred by him, but not the total amount thereof, the Corporation shall indemnify such person for the portion of such liability to which he is entitled.

                  (h) The Corporation shall indemnify a director or officer to the extent that he has been successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, or in defense of any claim, issue or matter therein, because he is or was a director or officer, against reasonable expenses incurred by him in connection with the proceeding.



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            Section 8.3 Advances for Expenses.

                  (a) The Corporation shall pay for or reimburse the reasonable expenses incurred by a director or officer as a party to a proceeding in advance of final disposition of the proceeding if:

                        (i) Such person furnishes the Corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in subsection 8.2(a) above, and

                        (ii) Such person furnishes the Corporation a written undertaking (meeting the qualifications set forth below in subsection 8.3(b)), executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification under this Article or otherwise.

                  (b) The undertaking required by subsection 8.3(a)(ii) above must be an unlimited general obligation of the proposed indemnitee but need not be secured and shall be accepted without reference to financial ability to make repayment. If a director or officer seeks to enforce his rights to indemnification in a court pursuant to Section 8.5, such undertaking to repay shall not be applicable or enforceable unless and until there is a final court determination that he is not entitled to indemnification, as to which all rights of appeal have been exhausted or have expired.

            Section 8.4 Authorization of and Determination of Entitlement to Indemnification.

                  (a) The Corporation acknowledges that indemnification of a director or officer under Section 8.2 has been pre-authorized by the Corporation in the manner described in subsection 8.4(b) below. Nevertheless, the Corporation shall not indemnify a director or officer under Section 8.2 unless a separate determination has been made in the specific case that indemnification of such person is permissible in the circumstances because he has met the standard of conduct set forth in


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                                                                               8


                        subsection 8.2(a); provided, however, that no such entitlement decision need be made prior to the advancement of expenses and that, regardless of the result or absence of any such determination, the Corporation shall make any indemnification mandated by
                        Section 8.2(h) above.

                  (b) The determination referred to in subsection 8.4(a) above shall be made, at the election of the Board of Directors (unless a Change in Control shall have occurred, in which case the proposed indemnitee director or officer shall be entitled to designate that the determination shall be made by special legal counsel selected by him):

                        (i) by the Board of Directors of the Corporation by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

                        (ii)  if a quorum cannot be obtained under subdivision
                              (i), by a majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

                        (iii) by special legal counsel:

                               (1) selected by the Board of Directors or its committee in the manner prescribed in subdivision (i) or (ii); or

                               (2)   if a quorum of the Board of Directors
                                     cannot be obtained under subdivision (i) and a committee cannot be designated under subdivision (ii), selected by a majority vote of the full Board of Directors (in which selection directors who are parties may participate); or

                        (iv) by the stockholders; provided that shares owned by or voted under the control of directors or officers


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                                                                               9


                              who are at the time parties to the proceeding may not be voted on the determination.

                  (c) As acknowledged above, the Corporation has pre-authorized the indemnification of directors and officers hereunder, subject to a case-by-case determination that the proposed indemnitee met the applicable standard of conduct under subsection 8.2(a). Consequently, no further decision need or shall be made on a case-by-case basis as to the authorization of the Corporation's indemnification of, or advancement of expenses to, directors and officers hereunder. Nevertheless, except as set forth in subsection 8.4(d) below, evaluation as to reasonableness of expenses of a director or officer in the specific case shall be made in the same manner as the determination that indemnification is permissible, as described in subsection 8.4(d) above, except that if the determination is made by special legal counsel, evaluation as to reasonableness of expenses shall be made by those entitled under subsection 8.4(b)(iii) to select counsel.

                  (d) Notwithstanding the requirement under subsection 8.4(c) that the Reviewing Party evaluate the reasonableness of expenses claimed by the proposed indemnitee, any expenses claimed by the proposed indemnitee shall be deemed reasonable if the Reviewing Party fails to make the evaluation required by subsection 8.4(c) within thirty (30) days following the proposed indemnitee's written request for indemnification for, or advancement of, expenses.

                  (e) The Reviewing Party, however chosen, shall make the requested determination as promptly as reasonably practical after a request for indemnification is presented.

            Section 8.5 Court-Ordered Indemnification and Advances for Expenses. A director or officer who is a party to a proceeding may apply for indemnification or advances for expenses to the court conducting the proceeding or to another court of competent jurisdiction. For purposes of this Article, the Corporation hereby consents to personal jurisdiction and venue in any court in which is pending a proceeding to which a director or officer is a party. Regardless of any


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            determination by the Reviewing Party that the proposed indemnitee is not entitled to indemnification or advancement of expenses or as to the reasonableness of expenses, and regardless of any failure by the Reviewing Party to make a determination as to such entitlement or the reasonableness of expenses, such court's review shall be a de novo review. On application, the court, after giving any notice it considers necessary, may order indemnification or advancement of expenses if it determines that:

            (i)   The applicant is entitled to mandatory indemnification under
                  Section 8.2(h) above (in which case the Corporation shall pay the indemnitee's reasonable expenses incurred to obtain court-ordered indemnification);

            (ii) The applicant is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in subsection 8.2(a) above or was adjudged liable as described in subsection 8.2(d) above (in which case any court-ordered indemnification need not be limited to reasonable expenses incurred by the indemnitee but may include expenses, penalties, fines, judgments, amounts paid in settlement and any other amounts ordered by the court to be indemnified, and, whether or not so ordered, the Corporation shall pay the applicant's reasonable expenses incurred to obtain court-ordered indemnification); or

            (iii) In the case of advances for expenses, the applicant is entitled pursuant to this Restated Certificate of Incorporation, Amended and Restated Bylaws or applicable resolution or agreement to payment for or reimbursement of his reasonable expenses incurred as a party to a proceeding in advance of final disposition of the proceeding (in which case the Corporation shall pay the applicant's reasonable expenses incurred to obtain court-ordered advancement of expenses); or

            (iv) The applicant is otherwise entitled to enforcement of his rights hereunder (in which case the Corporation shall pay the indemnitee's reasonable expenses incurred to obtain such enforcement).

            Section 8.6 Indemnification of Employees and Agents. The Corporation may, subject to authorization in the specific case, indemnify and advance expenses under this Article to an employee or agent of the Corporation who is not a director or officer, to the same extent as to a director or officer or to any lesser extent (or

051200\0220\01996\9717F2C7.CRT                                 03/01/97  0:4AM

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            greater extent if permitted by law) determined by the Board of
            Directors.

            Section 8.7 Liability Insurance. The Corporation may purchase and maintain insurance on behalf of a director or officer or an individual who is or was an employee or agent of the Corporation or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify him against the same liability under Section 8.2, Section 8.3 or Section 8.4 above.

            Section 8.8 Witness Fees. Nothing in this Article shall limit the Corporation's power to pay or reimburse expenses incurred by a person in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent in this proceeding.

            Section 8.9 Report to Stockholders. If the Corporation indemnifies or advances expenses to a director or officer in connection with a proceeding by or in the right of the Corporation, to the extent required by law the Corporation shall report the indemnification or advance, in writing, to the stockholders with or before the notice of the next stockholders' meeting.

            Section 8.10 Security for Indemnification Obligations. The Corporation may at any time and in any manner, at the discretion of the Board of Directors, secure the Corporation's obligations to indemnify or advance expenses to a person pursuant to this Article.

            Section 8.11 No Duplication of Payments. The Corporation shall not be liable under this Article to make any payment to a person hereunder to the extent such person has otherwise actually received payment (under any insurance policy, agreement or otherwise) of the amounts otherwise payable hereunder.

            Section 8.12 Subrogation. In the event of payment under this Article, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the


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                                                                              12


            execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

            Section 8.13 Contract Rights. The right to indemnification and advancement of expenses conferred hereunder to directors and officers shall be a contract right and shall not be affected adversely to any director or officer by any amendment of this Restated Certificate of Incorporation with respect to any action or inaction occurring prior to such amendment; provided, however, that this provision shall not confer upon any indemnitee or potential indemnitee (in his capacity as such) the right to consent or object to any subsequent amendment of this Restated Certificate of Incorporation.

            Section 8.14 Specific Performance. In any proceeding brought by or on behalf of an officer or director to specifically enforce the provisions of this Article, the Corporation hereby waives the claim or defense therein that the plaintiff or claimant has an adequate remedy at law, and the Corporation shall not urge in any such proceeding the claim or defense that such remedy at law exists. The provisions of this Section 8.14, however, shall not prevent the officer or director from seeking a remedy at law in connection with any breach of the provisions of this Article.

            Section 8.15 Non-exclusivity, Etc. The rights of a director or officer hereunder shall be in addition to any other rights with respect to indemnification, advancement of expenses or otherwise that he may have under contract or the General Corporation Law of the State of Delaware or otherwise.

            Section 8.16 Amendments. It is the intent of the Corporation to indemnify and advance expenses to its directors and officers to the full extent permitted by the Delaware General Corporation Law, as amended from time to time. To the extent that the Delaware General Corporation Law is hereafter amended to permit a Delaware business corporation to provide to its directors greater rights to indemnification or advancement of expenses than those specifically set forth hereinabove, this Article shall be construed to require such greater indemnification or more liberal advancement of expenses to the Corporation's directors and officers, in each case consistent with the Delaware General Corporation Law as so amended from time to time. No amendment, modification or rescission of this Article, or any provision hereof, the effect of which would diminish the rights to indemnification or advancement of expenses as set forth herein shall be


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                                                                              13


            effective as to any person with respect to any action taken or omitted by such person prior to such amendment, modification or rescission.

            Section 8.17 Severability. To the extent that the provisions of this Article are held to be inconsistent with the provisions of Section 145 of the Delaware General Corporation Law (including subsection
            (f) thereof), such provisions of such statute shall govern. In the event that any of the provisions of this Article (including any provision within a single section, subsection, division or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this Article shall remain enforceable to the fullest extent permitted by law."

            FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Corporation, 2400 Presidents Drive, Montgomery, Alabama 36116.

            SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either of the Constitutent Corporations.

            SEVENTH: This Certificate of Merger, and the Merger provided for herein, shall become effective upon filing on February 13, 1997.


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                                                                              14


            IN WITNESS WHEREOF, this Certificate of Merger has been executed on the 13th day of February, 1997.

                                    KINDERCARE LEARNING CENTERS, INC.


                                    By /s/ PHILIP L. MASLOWE
                                       -----------------------------------
                                      Name:  Philip L. Maslowe
                                      Title: Chief Financial Officer
                                             and Senior Vice President

Attest:

/s/ REBECCA S. BRYAN
------------------------------------
Name: Rebecca S. Bryan
Title: Vice President, Secretary and
        General Counsel